                                                                    Exhibit 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

1.       Agri-Empresa Transportation, Inc. (TX)
2.       Agri-Empresa, Inc. (TX)
3.       Boyd's Bit Service, Inc. (LA)
4.       Boyd's Holdings, L.L.C. (DE)
5.       Boyd's Rental Tools S. de R.L. de C.V. (Mexico)
6.       Boyd's Rental Tools Servicios S. de R.L. de C V. (Mexico)
7.       Coil Tubing Services, L.L.C. (LA)
8.       Drill Motor Services, Inc. (LA)
9.       Dutch, Inc. (LA)
10.      Dyna Drill Technologies, Inc. (TX)
11.      Dyna-Drill Technologies Canada LP (Canada)
12.      Dyna-Drill Technologies Canada Ltd. (Canada)
13.      E.M. Hobbs, L.P. (TX)
14.      Grinding and Sizing Company, Inc. (TX)
15.      Integrity Industries, Inc. (TX)
16.      LSDI, L.P. (DE)
17.      P.E.S. Management C.V. (Netherlands)
18.      PathFinder Energy Holdings, Inc. (DE)
19.      PathFinder Energy Services AS (Norway)
20.      PathFinder Energy Services B.V. (Netherlands)
21.      PathFinder Energy Services Canada Ltd. (Canada)
22.      PathFinder Energy Services Holding B.V. (Netherlands)
23.      PathFinder Energy Services Holdings, Inc. (DE)
24.      PathFinder Energy Services Limited (UK)
25.      PathFinder Energy Services, Inc. (LA)
26.      PathFinder Energy Services, L.P. (DE)
27.      PathFinder Energy, Inc. (DE)
28.      Perf-O-Log, Inc. (TX)
29.      STG Transportation, Inc. (TX)
30.      Superior Lonestar LP, L.L.C. (DE)
31.      Superior Packaging & Distribution, L.P. (DE)
32.      Thomas Energy Services, Inc. (LA)
33.      U.S. Clay, L.P. (TX)
34.      W-H Acquisitions, L.L.C. (DE)
35.      W-H Energy Holdings, Inc. (DE)